UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 12, 2008

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

14 Wall Street, 11th Floor New York, New York (Address of principal executive offices)	10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 566-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant's Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

Blackhawk Capital Group BDC, Inc., a Delaware corporation ("Blackhawk") has retained Richard J. Kelly ("Kelly") to act as a selling agent for shares of Blackhawk's common stock, $.00001 par value per share ("Common Stock") in connection with Blackhawk's current $5 million (maximum) Common Stock offering ("Offering") to accredited investors pursuant to Regulation E under the Securities Act of 1933, as amended ("Securities Act"). A Form 1-E/A with respect to the Offering was filed with the Securities and Exchange Commission on January 8, 2008. The engagement of Kelly is pursuant to an agreement dated February 7, 2008 between Kelly and Blackhawk ("Kelly Agreement"). Pursuant to the Kelly Agreement, Kelly will be paid a commission of ten percent (10%) of the purchase price for shares of Common Stock subscribed for by investors (including any shares of Common Stock purchased by Kelly) and accepted by Blackhawk in the Offering. Kelly is not entitled to receive any expenses under the Kelly Agreement. The Kelly Agreement may be terminated at any time by Blackhawk. As a condition to Blackhawk entering into the Kelly Agreement, Kelly obtained an agreement from his former employer and former placement agent to Blackhawk, SMH Capital Inc. ("SMH"), providing that SMH declined to be involved in the Offering and that it has no objection to the compensation arrangements between Kelly and Blackhawk.

Section 3	Securities and Trading Markets
Item 3.02	Unregistered Sales of Equity Securities

(a) Between January 31, 2008 and February 12, 2008, Blackhawk sold an aggregate of 392,348 shares of its Common Stock, at a purchase price of $1.00 per share, to three (3) accredited investors for an aggregate amount of $392,348. One of the purchasers was Kelly, who purchased 286,426 shares of Common Stock. Pursuant to the Kelly Agreement, he will receive a ten percent (10%) commission on this purchase. The sale of shares of Common Stock was made pursuant to the Offering by Blackhawk under Regulation E under the Securities Act.

(b) The 392,348 shares sold in the Regulation E offering and described in item (a) above represent approximately 1.25% of the Company's outstanding shares of Common Stock as of February 12, 2008.

Section 9.	Financial Statements and Exhibits
Item 9.01(d)	Exhibits

Exhibit 99.1 Agreement dated February 7, 2008 between Blackhawk Capital Group BDC, Inc. and Richard J. Kelly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2008	BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala
Craig A. Zabala Chief Executive Officer